UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 30, 2006



                          LIFE SCIENCES RESEARCH, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


 Maryland                          0-33505                       52-2340150
 --------                          -------                       ----------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
  of incorporation)                                          Identification No.)


           P.O. BOX 2360, METTLERS ROAD, EAST MILLSTONE, NJ 08875-2360
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 732-649-9961



                                 Not Applicable
                            -------------------------
           Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On June 14, 2005, Life Sciences Research, Inc. and subsidiaries (collectively "LSR" or the "Company") entered into and consummated purchase and sale agreements with Alconbury Estates Inc. and subsidiaries (collectively "Alconbury") for the sale and leaseback of the Company's three operating facilities in Huntingdon and Eye, England and East Millstone, New Jersey. Alconbury was a newly formed company wholly owned by LSR's Chairman and CEO, Andrew Baker. The total consideration paid by Alconbury for the three properties was $40 million, consisting of $30 million cash and a five year, $10 million variable rate subordinated promissory note (the "Promissory Note"), which Alconbury agreed to make a best effort to repay within twelve months.

On June 30, 2006, the Promissory Note was paid in full, including accrued but unpaid interest through that date, in an aggregate amount of $10.6 million.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



July 5, 2005                         LIFE SCIENCES RESEARCH, INC.


                                     By:      /s/ Mark L. Bibi
                                     Name:    Mark L. Bibi
                                     Title:   Secretary & General Counsel